Exhibit 10.1
Monarch Pointe Fund, Ltd.
Mercator Momentum Fund, LP
Mercator Momentum Fund III, LP
c/o M.A.G. Capital, LLC
555 South Flower Street, Suite 4200
Los Angeles, California 90071
Camden International
Longview Fund
Longview Equity Fund
Longview International Equity Fund
c/o 600 Montgomery Street, 44th Floor
San Francisco, CA 94111
Asset Managers International Limited
c/o Pentagon Capital Management, Plc
88 Baker Street
London W1U 6TQ
Ocean Park Advisors, LLC
5710 Crescent Park East, Suite 334
Playa Vista, CA 90094
March 20, 2006
Ladies and Gentlemen:
     Reference is hereby made to (i) the Subscription Agreement dated December 6, 2005, by and among Diametrics Medical, Inc., a Minnesota corporation (the “Company”) and the Purchasers named therein (the “Subscription Agreement”), (ii) the Convertible Secured Promissory Note of the Company dated December 6, 2005 (the “Monarch Note”), in the principal amount of $375,000, issued to Monarch Pointe Fund, Ltd. (“Monarch”), and (iii) the Convertible Secured Promissory Note of the Company dated December 6, 2005 (the “AMIL Note” and, together with the Monarch Note, the “Notes”), in the principal amount of $375,000, issued to Asset Managers International Limited (“AMIL”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Subscription Agreement or the Notes, as applicable.
     Section 9(a) of the Subscription Agreement provides, among other things, that the Company shall prepare and file a registration statement with the SEC within 120 days from the Closing Date, covering the shares of Company Common Stock issuable thereunder. Section 10 of the Subscription Agreement provides that, if the Company fails to file a registration statement within the specified time period, the Company shall pay certain of the Purchasers, collectively, $200 per day that such filing is late. The parties recognize that, notwithstanding the Company’s commercially reasonable efforts, a registration statement will not be filed with the SEC within the specified time period.

Upon the agreement of each Purchaser, Section 9(a) of the Subscription Agreement shall hereby be amended such that the deadline for filing a registration statement shall be September 6, 2006. Furthermore, the Purchasers, and each of them, hereby waive any payments that would otherwise be due under Section 10 of the Agreement. Other than as expressly set forth herein, the Notes shall remain in full force and effect in accordance with their terms.
     Section 8.1 of the Notes provides, among other things, that the Company shall use commercially reasonable efforts to prepare and file a registration statement with the SEC within 120 days of the date of the Notes, covering the shares of Company Common Stock issuable under the Notes, and further that the Company will use commercially reasonable efforts to cause such registration statement to be declared effective within 210 days of the date of the Notes. The parties recognize that, notwithstanding the Company’s commercially reasonable efforts, a registration statement will not be filed with the SEC or declared effective within the specified time periods. Upon the agreement of each of Monarch and AMIL, Section 8.1 of each of the Notes shall hereby be amended such that the deadline for filing a registration statement shall be September 6, 2006 and the deadline for such registration to be declared effective shall be December 6, 2006. Other than as expressly set forth herein, the Notes shall remain in full force and effect in accordance with their terms.
     Please indicate your agreement with the foregoing by signing a copy of this letter and returning by facsimile to the Company at (310) 745-0855, attention: Heng Chuk, Chief Financial Officer.

Diametrics Medical, Inc.

/s/
Heng Chuk
Chief Financial Officer & Secretary

AGREED AND ACCEPTED AS OF
THE DATE INDICATED ABOVE:

Monarch Pointe Fund, Ltd.		Mercator Momentum Fund, LP

By:	/s/	By:	/s/
Name:	H. Harry Aharonian	Name:	H. Harry Aharonian
Its:	Portfolio Manager	Its:	Portfolio Manager

Mercator Momentum Fund III, LP		M.A.G. Capital, LLC

By:	/s/	By:	/s/

Name:	H. Harry Aharonian	Name:	H. Harry Aharonian
Its:	Portfolio Manager	Its:	Portfolio Manager

Ocean Park Advisors, LLC		Camden International

By:	/s/	By:	/s/

Name:	W. Bruce Comer, III	Name:	Deirdre M. McCoy
Its:	CEO	Its:	Director

Longview Fund		Longview Equity Fund

By:	/s/	By:	/s/

Name:	S. Michael Rudolph	Name:	Wayne H. Coleson
Its:	CFO – Investment Advisor	Its:	CEO, Investment Advisor

Longview International Equity Fund		Asset Managers International Limited

By:	/s/	By:	/s/

Name:	Wayne H. Coleson	Name:	Carolynn D. Hiron
Its:	CEO – Investment Advisor	Its:	Director

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